UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2019

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2019, CPI Aerostructures, Inc. (the “Company”), entered into a Fifth Amendment (“Amendment”) to that certain Amended and Restated Credit Agreement with the Lenders named therein and BankUnited, N.A. as Sole Arranger, Agent and Collateral Agent, dated as of March 24, 2016 (as amended from time to time, the “Credit Agreement”).

Under the Amendment, the parties amended the Credit Agreement by extending the maturity date of the Company’s existing $30 million revolving line of credit and its existing $10 million term loan to June 30, 2020, and by making conforming changes to the prepayment schedule for the term loan. Additionally, in connection with the Amendment, Citizens Bank, N.A. assigned all of its obligations as a Lender under the Credit Agreement to BNB Bank.

The Company paid to BankUnited, N.A. commitment and agent fees in the amount of $25,000, together with out of pocket costs, expenses, and reasonable attorney’s fees incurred by BankUnited, N.A. in connection with the Amendment.

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

 (d)  Exhibits:

Exhibit	Description

10.1	Fifth Amendment to the Amended and Restated Credit Agreement, dated as of June 25, 2019 by and between CPI Aerostructures, Inc. the several lenders from time to time party thereto, and BankUnited, N.A., as Sole Arranger, Administrative Agent and Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2019	CPI AEROSTRUCTURES, INC.

	By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer